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                                                                   EXHIBIT 10.13

AMENDMENT C TO STRATEGIC ALLIANCE AND EXCLUSIVE DISTRIBUTION AGREEMENT DATED MAY 31, 2000.


This AMENDMENT (the "Amendment") is made and entered as of the twelfth day of February, 2003 by and between Baxter Health Care Corporation, a Delaware corporation ("Baxter") Physiometrix, Inc., a Delaware corporation
("Physiometrix")

WHEREAS, Baxter and Physiometrix entered into a Strategic Alliance and Distribution Agreement dated May 2000 to form an alliance for the distribution and sale of certain Products (the "Agreement'), and such Agreement was amended by Amendment A on October 17, 2000 and by Amendment B on December 6, 2000.

WHEREAS, Baxter and Physiometrix desire to further amend the Agreement in light of their experiences since the signing of the Agreement.

NOW, THEREFORE the parties hereby agree to amend the Agreement as follows:

Sections 5.1 and 5.2 of the Agreement shall be replaced in their entirety by:

       5.1 This Agreement shall extend until termination under Section 25. The period during which this Agreement is in effect is hereinafter referred to as the "Term."

       5.2 [omitted]

Section 7.1 of the Agreement shall be replaced in its entirety by:

       7.1. PRICING. The per unit transfer price for the Products until December 31, 2004 is set forth in Exhibit E. The Joint Steering Committee will set pricing for 2005 by the end of the third quarter of 2004. Thereafter, on an annual basis and at the end of the third quarter of each succeeding calendar year, the Joint Steering Committee shall set the per unit transfer price for the Products.

Section 7.2 shall be replaced in its entirety by:

       7.2. MINIMUM DISTRIBUTION REQUIREMENTS. The minimum total amounts of Products to be purchased from Physiometrix by Baxter (hereafter "Minimums") are set forth in Section 13.1.1. Should Physiometrix be entitled to revoke, in any market segment defined under Section 13.1, the exclusivity granted to Baxter hereunder, such exclusivity shall be revoked by delivery of written notice to Baxter and, thereafter, (i) Physiometrix shall be entitled to manufacture, market, distribute and sell the Products in the Field in such market segment directly or through persons other than Baxter, (ii) this Agreement shall otherwise remain in effect for the remainder of the Term unless terminated in accordance with the provisions hereof. The revocation of exclusivity shall be Physiometrix's sole remedy for the failure of Baxter to purchase Minimums from Physiometrix.

Section 10.1 shall be replaced in its entirety by:

       10.1 MAKEUP AND MEETINGS. Physiometrix and Baxter shall establish a Joint Steering Committee having 6 members, by each designating three representatives. The representatives shall include for Baxter; a General Manager, a Director of Marketing and a Director of Finance and for Physiometrix; a CEO and manager(s) having responsibility for marketing and finance. The Joint Steering Committee will meet at least once each calendar quarter during the Term of the Agreement and at other times to be mutually agreed upon. Meetings are to be held at locations alternately designated by Physiometrix and Baxter with Physiometrix designating the first location.


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Section 11 shall be deleted in its entirety.

Section 13.1 shall be replaced in its entirety by:

       13.1. Baxter shall promote and sell the Products in the Territory in accordance with Section 13.1.1 and 13.1.2 below and Baxter shall not be held to "best efforts" as construed by judicial precedent under the Uniform Commercial Code. All other promotional and sales efforts shall be in Baxter's discretion consistent with its policies and procedures, including same or similar marketing of its own or third party products. To that effect, Baxter shall maintain and utilize a competent and adequate staff, organization and facilities to satisfy its obligations under this Agreement. The foregoing provisions of Section 13.1 shall not limit Baxter's obligations under Sections 13.1.1 and 13.1.2 regarding development and implementation of marketing/business plans for the Operating Room and Intensive Care Unit markets and shall not limit Baxter's obligations to develop a clinical plan for the PSA under Section 13.1.4.

            13.1.1 For the Operating Room level of consciousness market (as defined on Exhibit G), Baxter shall develop a marketing/business plan including speakers programs, reference center, and advisory board tactics by XXX. Baxter shall provide a list of strategic targets for each sales representative's territory by XXX. This target list is intended to encompass the involvement of a majority of the sales representatives in each of the approximately XXX Baxter sales territories designated at the date of this agreement. After XXX, monthly updates will be provided to Physiometrix reporting status of these targets. The target list will be refreshed quarterly at the beginning of each calendar quarter. As set forth below, Baxter or a third party shall purchase from Physiometrix a minimum of XXX PSA 4000 monitors by XXX and an additional XXX monitors (for a minimum of XXX monitors) by XXX. Until XXX, all PSA 4000 monitors sold to Baxter under this Agreement or to Baxter or any third party under a separate agreement for sale outside of the Territory shall count toward satisfying these minimums. Should Baxter not meet any milestone under this
Section 13.1.1, Baxter shall be granted a 60-day grace period from the due date of such milestone and all subsequent milestones shall be extended for the number of days it takes for Baxter to achieve such milestone during this grace period. If after the expiration of any such 60-day grace period Baxter still has not achieved such milestone, Physiometrix would have the option to revoke Baxter's exclusivity for this Operating Room level of consciousness market segment.

            13.1.2 For the Intensive Care Unit level of sedation market (as defined on Exhibit G), Baxter shall develop a marketing/business plan including speakers programs, reference center, and advisory board tactics by XXX. A pilot program at 3 accounts will be implemented beginning March 1, 2003 and ending
XXX. Upon successful completion of the Pilot program or XXX, whichever is earlier, a controlled market release ("CMR") will be planned and implemented at four accounts for a minimum of 30 days and a maximum of 90 days. Upon successful completion of the CMR or XXX, whichever is earlier, a market launch will be planned and implemented. This launch is intended to encompass the involvement of a majority of the sales representatives in each of the approximately XXX Baxter sales territories designated at the date of this agreement. Baxter will provide to Physiometrix a list of strategic targets for each sales representative's territory 30 days after such launch. Should Baxter not meet any milestone under this Section 13.1.2, Baxter shall be granted a 60-day grace period from the due date of such milestone and all subsequent milestones shall be extended for the number of days it takes for Baxter to achieve such milestone during this grace period. If after the expiration of any such 60-day grace period Baxter still has not achieved such milestone, Physiometrix would have the option to revoke Baxter's exclusivity for this Intensive Care Unit level of sedation market segment.

            13.1.3 Notwithstanding the foregoing in this Section 13, Physiometrix may develop a device for patient state monitoring which is designed to be applicable solely in the Interventional Sedation market (such device is hereafter referred to as the "ISPSA"). Baxter shall develop a business plan for this market segment within 3 months of Physiometrix completing the development and regulatory approval of an ISPSA and Baxter and Physiometrix will enter into good faith negotiations to maximize the business opportunities of the PSA in the OR/ICU markets and the ISPSA in the IS market. Such negotiations shall include granting Baxter a right of first refusal to distribute the ISPSA in the Territory.


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            13.1.4 Baxter shall use good faith efforts to develop a clinical plan for the PSA 4000 and related technologies. The clinical plan for 2003 will be presented at the Joint Steering Committee meeting in Q2 2003. Should the Joint Steering Committee accept such plan, Baxter shall use best effort to fund the plan per Baxter's standard financial model and percentage of sales ratios.

Section 15.5 shall be inserted after Section 15.4

       15.5 Physiometrix shall refurbish any PSA 4000 units returned by Baxter for such refurbishment. Baxter shall pay to Physiometrix XXX per unit for such refurbishment within 60 days of Baxter's receipt of such refurbished unit. Physiometrix shall repair any PSA 4000 units returned by Baxter for such repair. Baxter shall pay to Physiometrix, the cost to Physiometrix of parts and labor for such repair within 60 days of Baxter's receipt of such repaired unit.

Section 25.3 shall be replaced in its entirety by:

       25.3 After December 31, 2003, either party may terminate this Agreement by giving notice six months prior to the date of such termination.


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Exhibit C shall be replaced in its entirety by:


                                    EXHIBIT C

                  TERRITORY AND BAXTER DISTRIBUTION AGREEMENTS

     UNITED STATES OF AMERICA AND ITS TERRITORIES AND POSSESSIONS AND CANADA


Exhibit E shall be replaced in its entirety by:


                                    EXHIBIT E

                                 PRODUCT PRICING

The transfer pricing for PSA 4000 monitors purchased from Physiometrix in 2003 and 2004 will be XXX per monitor and XXX per archive unit monitor.

The transfer pricing for PSArrays purchased from Physiometrix in 2003 and 2004 will be XXX per Frontal Array.


Exhibit F shall be deleted in its entirety.


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                                    EXHIBIT G

                               MARKET DEFINITIONS

       OPERATING ROOM/SURGICAL SUITE;

       Anesthesia administrated within operating room suites and anesthesia administered in office based surgery setting. The end users of the PSA in this market segment are

            -    Anesthesiologists

            -    Certified Registered Nurse Anesthetists (CRNA's).

     INTENSIVE CARE UNIT:

       This market is the chronic Surgical and Cardiac post operative recovery unit from surgery and attendant specialized medical Intensive Care units used to treat chronic long term patients for Neuro, Trauma and Respiratory problems. This includes both ventilated and non-ventilated ICU patients.

       The end users of the PSA in this market segment are the:

            -    Anesthesia ICU

            -    Pulmonologists

            -    Thoracic Surgeons

            -    ICU nursing

            -    Intensive Care Physicians

            -    Intensive Care Respiratory Therapists

       INTERVENTIONAL SEDATION;

       Thismarket encompasses the non-anesthesia delivered sedation for interventional medical procedures such as:

            Gastroenterologist directed Colonoscopies and Endoscopies.

            Cardiology directed angioplasty procedures

            Plastic Surgeon directed sedation in their offices outside surgical suite

            Dental operations and procedures outside of surgical suite

            Radiology directed procedures outside of surgical suite

            Any other areas where interventional sedation performed outside of surgical suite

       The end users of the PSA in this market segment are the:

            -    Gastroenterologists

            -    Cardiologists

            -    Radiologists

            -    Oral Surgeons/Dentists/Dental Technicians


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                                    EXECUTION

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, in duplicate, by their duly authorized officers as of the date set forth above.



"Physiometrix"                           "Baxter"
Physiometrix Inc.                        Baxter Healthcare Corporation
(a Delaware Corporation)                 (a Delaware Corporation)


By:                                      By:
   -------------------------------          -------------------------------
   John A. Williams                         Ron Quadrel
   President and CEO                        Vice President and General Manager




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